Exhibit 99.1

West Corporation	AT THE COMPANY:

11808 Miracle Hills Drive	Carol Padon
Omaha, NE 68154	Vice-President of IR &PR

(402) 963-1500

WEST CORPORATION ANNOUNCES 2004 FINANCIAL OUTLOOK

Company Also Announces Opening of New Contact Center in Manila, Philippines

     (Omaha, NE – December 16, 2003) – West Corporation (NASDAQ: WSTC), a leading provider of outsourced communication solutions, today announced its financial guidance for 2004. The company expects to report revenues in the range of $1,075 to $1,130 million, and net income between $98 and $106 million for the fiscal year ending December 31, 2004.

     Additional 2004 Guidance:

•	The company’s Communications Services segment is expected to report revenues between $803 and $845 million. The expectations for the division have been reduced by approximately $30 to $35 million following a client’s recent decision to bring the calls managed by West in-house. This transition is expected to begin at the end of the first quarter 2004.

•	The company’s Conferencing Services segment is expected to report revenues in the range of $272 to $285 million.

•	These results are expected to yield pre tax margins between 14.5% and 15%

•	Cash Flow from Operations is predicted to be in the range of $180 to $200 million.

•	Capital expenditures are expected to be between $60 and $70 million.

•	The company’s 2004 guidance assumes no acquisitions or additional changes in the current operating environment.

     West expects to open its first contact center in Manila, Philippines in February 2004 with 400 workstations. The company expects to continue to expand its offshore operations to take advantage of high quality, economical labor markets. The Manila facility has two hundred and fifty workstations committed to an existing client and is capable of growing to about 800 workstations.

Conference Call

The company will hold a conference call to discuss earnings on December 17th at 10:00 AM Central time. Investors may access the call by visiting the Investor Relations section of the West Corporation website at www.west.com and clicking on the Live Webcast icon. If you are unable to participate during the live webcast, a replay of the call will also be available on the website.

About West Corporation

West Corporation is a leading provider of outsourced communication solutions to many of the world’s largest companies. The company helps its clients communicate effectively, maximize the value of their customer relationships and drive greater revenue from each transaction. West’s integrated suite of customized solutions includes customer acquisition, customer care and retention services, interactive voice response services, and conferencing and accounts receivable management services.

Founded in 1986 and headquartered in Omaha, Nebraska, West has a team of approximately 23,000 employees based in North America, Europe and Asia.

For more information, please visit www.west.com.

This press release contains forward-looking statements. These forward-looking statements include predictions regarding our future:

Total revenues;

Expenses;

Net income;

Revenues for our communications services segment;

Revenues for our conferencing services segment;

Pre-tax operating margins;

Cash flows; and

Capital expenditures;

You can identify these and other forward-looking statements by the use of words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “potential,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements.

Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including: our expected margins, planned expansion of operating facilities; labor market conditions; mergers, acquisitions, or joint ventures, including their execution and integration; customer concentrations; technological innovation; and general economic conditions. Our actual results could differ materially from those anticipated in these forward-looking statements. Further information about these risks can be found in our SEC filings. All forward-looking statements included in this document are based on information available to us on the date hereof. We assume no obligation to update any forward-looking statements.

[West Corporation Letterhead]

December 18, 2003

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:	Current Report on Form 8-K

Ladies and Gentlemen:

On behalf of West Corporation (the “Company”), we transmit herewith for filing with the Securities and Exchange Commission, in electronic format via EDGAR, the Company’s Current Report on Form 8-K.

Should you have any questions or comments, please do not hesitate to contact the undersigned at (402) 963-1231.

Very truly yours,

/s/ R. P. “Pat” Shields

R.P. “Pat” Shields
Vice President / Corporate Controller

cc: Thomas B. Barker